Exhibit 4.2

NUMBER C-		SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP ________

CAPITOL INVESTMENT CORP. VII

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

THIS CERTIFIES THAT____________________is the owner of___________

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK, PAR VALUE
$0.0001, OF
CAPITOL INVESTMENT CORP. VII

transferable on the books of Capitol Investment Corp. VII (the “Company”) in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to liquidate if it is unable to complete a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”) within the period of time as set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time, all as more fully described in the Company’s final prospectus, dated _______, 2021, relating to the initial public offering of the Company (the “IPO”).

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company. This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signatures of the Company’s duly authorized officers.

Dated:
Chairman of the Board	Secretary

Capitol Investment Corp. VII

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

This certificate and the shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), represented hereby are issued and shall be held subject to all the provisions of the amended and restated certificate of incorporation of the Company and all amendments thereto and resolutions of the board of directors of the Company providing for the issue of shares of preferred stock (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ______________ (State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said stock on the books of the within named Company will full power of substitution in the premises.

Dated
	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed: ______________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15) (OR ANY SUCCESSOR RULE).

In each case, as more fully described in the final prospectus relating to the IPO, dated ______, 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the IPO only in the event that (i) the Company redeems the shares of Common Stock sold in the IPO and liquidates because it does not consummate an initial Business Combination by the date set forth in the Company’s amended and restated certificate of incorporation, (ii) the Company redeems the shares of Common Stock sold in the IPO in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (1) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Common Stock if it does not consummate an initial Business Combination by the date set forth in the Company’s amended and restated certificate of incorporation or (2) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.